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                                  EXHIBIT 21.2
                                    FDP CORP.
                           THE COMPANY'S SUBSIDIARIES



                          Financial Data Planning Corp.
                                FDP Leasing Corp.
                    Actuarial Research and Development Corp.
                           F.D.P. International Corp.
              Existential Systems, Inc. (d/b/a System Innovations)
                 FDP Software South Africa (Proprietary) Limited












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